As filed with the Securities and Exchange Commission on July 25, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CURAGEN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-1331400 (I.R.S. Employer (Identification No.)

322 East Main Street, Branford, Connecticut (Address of Principal Executive Offices)	06405 (Zip Code)

CuraGen Corporation 2007 Stock Incentive Plan

(Full Title of the Plan)

Timothy M. Shannon, M.D.

President and Chief Executive Officer

CuraGen Corporation

322 East Main Street

Branford, Connecticut 06405

(Name and Address of Agent For Service)

(203) 481-1104

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (including the associated Preferred Stock Purchase Rights)	3,000,000 shares(2)	$0.97(3)	$2,910,000(3)	$114.36

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of 3,000,000 shares issuable under the Registrant’s 2007 Stock Incentive Plan, as amended.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on July 23, 2008.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 3,000,000 shares of the Registrant’s common stock, $0.01 par value per share, to be issued under the Registrant’s 2007 Stock Incentive Plan.

This registration statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-144440 filed by the Registrant on July 10, 2007 relating to the Registrant’s 2007 Stock Incentive Plan, except for information required by Item 8, which is contained below.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Branford, State of Connecticut, on the 25th day of July, 2008.

CURAGEN CORPORATION

By:	/s/ Timothy M. Shannon
Timothy M. Shannon, M.D. President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of CuraGen Corporation, hereby severally constitute Timothy M. Shannon and Sean A. Cassidy, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable CuraGen Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Timothy M. Shannon Timothy M. Shannon, M.D.	President and Chief Executive Officer (Principal executive officer)	July 25, 2008

/s/ Sean A. Cassidy Sean A. Cassidy	Vice President and Chief Financial Officer (Principal financial and accounting officer)	July 25, 2008

/s/ Vincent T. DeVita, Jr. Vincent T. DeVita, Jr., M.D.	Director	July 25, 2008

/s/ John H. Forsgren John H. Forsgren	Director	July 25, 2008

/s/ James J. Noble James J. Noble, M.A., F.C.A.	Director	July 25, 2008

/s/ Robert E. Patricelli Robert E. Patricelli, J.D.	Director	July 25, 2008

/s/ Patrick J. Zenner Patrick J. Zenner	Director	July 25, 2008

II-2

INDEX TO EXHIBITS

Exhibit Number	Description	Filed With This Form S-8	Form	Filing Date With SEC	Exhibit Number	SEC File Number

4.1*	Restated Certificate of Incorporation		S-1	3/13/1998	3.3	333-38051

4.2*	Certificate of Amendment of the Restated Certificate of Incorporation		10-Q	8/12/2003	3.2	000-23223

4.3*	Certificate of Designation, Series A Junior Participating Preferred Stock		10-K	3/26/2003	3.3	000-23223

4.4*	Amended and Restated Bylaws		10-Q	11/4/2005	4.1	000-23223

4.5*	Stockholder Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated as of March 27, 2002		10-K	4/1/2002	4.4	000-23223

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant	X

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)	X

23.2	Consent of Independent Registered Public Accounting Firm	X

24	Power of Attorney (included on signature page of this registration statement)	X

*	Incorporated herein by reference.